Quest Solution, Inc. Expands I.P. Division with Acquisition of Rebar Inspection System for Bridges, Buildings and Tarmacs

HENDERSON, NV, September 10, 2014 -- Quest Solution, Inc, "The Company" (OTCBB: QUES), is pleased to announce under an irrevocable, perpetual and exclusive worldwide right and license, the acquisition of a Rebar Inspection technology for Bridges, Buildings and Tarmacs. The license, acquired from Rampart Detection Systems, will be held in the Company's recently formed Intellectual Property Division which has announced gun safety, mining technology, and aviation safety additions since its inception in early August.

“With just over 3,600 utility companies in the United States and many more globally, we see this market as untapped, wide open and relatively easy to penetrate quickly with this cost efficient, labor saving, time saving solution,” stated Kurt Thomet, President, Quest Solution, Inc. “Each state has bridge safety responsibilities and high profile news stories have highlighted the need for attending to the deteriorating condition of our nations bridges. Mandates around earthquake preparedness also point to a ripe and rich market for Quest’s new service.”

“Additionally, we are very pleased with the spectrum of technology in our portfolio now and the broad range of verticals which we can target," added Thomet. “I am excited to enter this new phase for Quest Solution, Inc. as the Company looks to expand its offerings beyond its historic revenue lines with the same innovation and commitment to excellence for which Quest Solution, Inc. is well-known.”

Highlights of the Rebar Inspection system include:

•

The patented exclusive technology incorporates a novel form of electrodynamic imaging, along with proprietary signal processing algorithms that employ low-cost, rugged, small-sized sensors optimized for secure reliable service.

•

Existing solutions rely on Ground Penetrating Radar, which is smaller, slower and more expensive than the wider, faster, less expensive solution now offered by Quest Solution.

•

Applications include Structural Imaging, Utility Mapping, Road Bed Inspection, Environmental Inspection, Tunnel and Pool inspection and Forensics/Law Enforcement.

•

Potential customers include 3rd Party inspection Companies, State and Local Government, Utilities, Military and Police Forces.

•

The major players in this market include GE Inspection technologies (U.S.), Olympus Corporation (Japan), YXLON international (Germany), Mistras (U.S.), Zetec (U.S.) and Nikon metrology (U.S.).

•

The company is seeking strategic partners and end user pilot projects to prove the solution and to begin commercializing it.

About Rampart Detection Systems Rampart Detection Systems is a Canadian based research and development company with international patents on EMRAC, FEPS, and VariLuc.  They have been delivering solutions for decades. www.RampartDetection.com

For a Quest Solution Investor Presentation please visit:

http://www.QuestSolution.com/investors.html

The Company also announced the release of a new corporate video for use with vendors and suppliers, which investors may find useful.

For more information www.QuestSolution.com

About Quest Solution, Inc.:

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

Additionally to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals.  The new division will focus on acquisition of existing intangibles which will provide immediate value to the company.

Information about Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.'s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company's recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Quest Solution Investor Relations & Financial Media:

I.M.I.
888-216-3595
info(at)integrityir.com